JUDr. Jaroslava Mala, the notary seated in Most, Moskevska 1/14

 ......................................................................page 1

                                                                   NZ 291/94
                                                                   N/ 292/94

                                D U P L I C A T E

                                 NOTARIAL RECORD

written on November 11, 1994 before me, JUDr. Jaroslava Mala, the notary seated in Most, i. e. in the seat of Severoceske teplarny, a.s. in Most, the street of
J. Seifert.....................................................................

The present participants who as per their declaration are capable to legal acts and whose identity has been proved pursuant to the valid official identification are the following:.............................................................

1. Josef VANZURA, citizen's card-index number: 43 06 08/102, permanent address: Jirkov, 5. kvetna 1512, the General Director of Severoceske teplarny, a.s. seated in Most, J. Seifert street 2179, the Chairman of the Board of Directors, ICO 46708065,

2.   Ing. Petra WENDELOVA,  CSc.,  citizen's  card-index  number: 62 56 03/0605, permanent address: Praha 6, Khaji 889,....................................
     the member  of  the  Board  of  Directors of   Severoceske teplarny,   a.s.
     ..........................................................................

3. Ing. Jiri DRDA, citizen's card-index number: 47 05 26/0204, permanent address: Liberec, Slovanske udoli 4, the mayor of the city of Liberec, Dr.
     Benes square No.: 1, Liberec, ............................................

The  above   mentioned   participants   have  made  the  following   declaration
herein.........................................................................

     Declaration on establishment of Teplarna Liberec, the joint-stock company

                                    Article I

The participants have submitted the founder's contract on foundation of Teplarna Liberec, the joint-stock company with the seat in Liberec, Dr. Milady Horakove 58, (hereinafter "the Company" only) dated November 11, 1994. In accordance with the said founder's contract the founders of the Company are the following:.....................................................................

1. Severoceske teplarny, a.s. seated in Most, J. Seifert street 2179, (hereinafter "SCT" only) subscribing shares of 70% of the capital stock of the Company in the amount of 350,000,000 CZK (three hundred and fifty million Czech crowns),....................................................

2. The city of Liberec subscribing shares of 30% of the capital stock of the Company amounting to 150,000,000 CZK (one hundred and fifty million Czech crowns),..............  The founders have decided in the founder's contract that they will pay up the whole amount of the capital stock of the Company.
     .........................................................................


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     The capital stock of the Company  represents  500,000,000 CZK (five hundred million Czech crowns) and it is divided into 50,000 pieces of bearer shares each of the nominal value of 10,000 CZK. The Company shall issue the said shares after its incorporation into the Commercial Register and SCT shall receive 35,000 pieces of bearer shares and the city of Liberec shall receive 15,000 pieces of bearer shares....................................

                                   Article II

The shares stated in the Article I. shall be paid up by non-monetary investments of founders in the following manner: .........................................

a)   SCT subscribes  non-monetary  investment  totalling  350,000,000 CZK (three hundred and fifty million Czech crowns) ..................................

b)   The city of Liberec  subscribes  non-monetary  investment  in the amount of
     150,000,000   CZK  (one   hundred   and   fifty   million   Czech   crowns)
     ..........................................................................

The investments shall be paid up by the founders as follows:

a) SCT shall pay up the amount of 350,000,000 CZK by the non-monetary investment, i. e. by the assets of the current division of Liberec in mutually agreed structure creating technologically complete entirety with the inserted assets of the city of Liberec. The scope of inserted assets is stated in the Annex 1 and forms an independent part of the agreement......

b) the city of Liberec shall pay up 150,000,000 CZK of non-monetary investment as follows:

     I. by SCT shares, ISIN-CS 0008458550, 106, 158 pieces in the nominal value of 106,158,000 CZK while the agreed value of them will be 106,000,000 CZK.

     II. It will transfer its outstanding debt in the amount of 44,000,000 CZK for non-paid purchase price of heat (the claim towards SCT as per the agreement on the future partnership agreement conclusion Article VI/1
           - concluded between SCT and the city of Liberec on September 7, 1994) to the subsidiary - Teplarna Liberec, a.s.

     III. SCT undertakes to transfer to the Company the assets stated in the Annex 1 exceeding the scope of its investment to the capital stock..

                                   Article III

The participants have decided to establish Teplarna Liberec, a.s. upon the conditions stated in the already mentioned founder's contract dated November 11, 1994 which is enclosed hereto.

                                   Article IV

The participants have approved the Articles of Association of the Company in accordance with the proposal submitted as a part of the founder's contract without any amendments. The approved Articles of Association of the Company form an independent part hereof.....................................................


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                                    Article V

Concurrently with the decision of founders related to the joint-stock company establishment the constituent General Meeting was convened and the following matters have been decided upon:

1. the constituent General Meeting adopted the decision on the Company's foundation;
2.   it approved the Articles of Association;
3.   it elected the following bodies of the Company:

     Five members of the Board of Directors, three of them representing SCT, a.s. Most:

     1. Ing. Josef Novak, citizen's card-index number: 69 09 30/1593, permanent address: Most, Fr. Malika 1016,

     2. Zdenek Kozesnik, citizen's card-index number: 23 02 26/106, permanent address: Liberec 25, U Libeny 605,

     3. Ing. Jaroslav Richtr, citizen's card-index number: 56 12 11/2341, permanent address: Most, Ceska 649

     Mr. Zdenek Kozesnik, citizen's card-index number: 53 02 26/106, permanent address: Liberec 25, U Libeny 605 has been elected the Chairman of the Board of Directors.

     Two members of the Board of Directors representing the city of Liberec:

     4. Ing. Jiri Jezek, citizen's card-index number: 63 01 31/1764, permanent address: Liberec 6, Kyjevske nam. 3/6,

     5. Ing. Jiri Drda, citizen's card-index number: 47 05 26/0204, permanent address: Liberec 1, Slovanske udoli 4.

     At the same time the constituent General Meeting has elected two members of the Supervisory Board, one representing SCT and one representing the city of Liberec:

     1. Ing. Dagmar Machova, citizen's card-index number: 49 58 26/036, permanent address: Most-Sous, J. Manesa 736, representing SCT, and

     2.  Ing.  Petr  Seifert,  citizen's  card  index  number:  55  09  28/0348, permanent address: Liberec 2, Prazska 152/38..........................

All members of the above stated bodies have given their prior approval with their election.

The above stated matters have been included in the notarial record which has been read to the participants and the participants have signed it in their own hands. ........................................................................

Stamp:  the city of Liberec, Ing. Drda in his own hand
Wendelova Petra in her own hand
Josef Vanzura in his own hand                   Stamp:  Severoceske teplarny
                                                        joint-stock company
                                                        1 MOST

Signed by JUDr. Jaroslava Mala in her own hand.

I confirm hereby that the notarial record duplicate corresponds verbally and its original dated on November 11, 1994 and it is destined for Teplarna Liberec, a.s.


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                                                                   A n n e x 1

                     The assets transferred and invested by
                        Severoceske teplarny, a.s., Most
                           into Teplarna Liberec, a.s.

The lump sum of SCT, a.s.  assets  administered by Liberec  Division  represents
723.1 million CZK as per the expert opinion prepared by Ing. Dr. Vlach, DrSc. in October 1997 in accordance with the documents recording the value of the said assets dated September 8, 1994.

The amount of secondary distribution system represents 94.2 million CZK, the value of tangible fixed assets represents 1.6 million CZK. The lump sum is 818.9 million CZK.

Recapitulation

Value of assets administered by Liberec division            723.1 million CZK
Value of secondary distribution system                       94.2 million CZK
Tangible fixed assets                                         1.6 million CZK

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The lump sum of the administered assets                     818.9 million CZK

In accordance with the agreement dated October 31, 1994 concluded between the city of Liberec and SCT, a.s. the following assets will not be invested or transferred to Teplarna Liberec:

Land in the amount of                                        37.2 million CZK
Row family houses of OKAL type, the house of Slikova 137      6.8 million CZK

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The assets remaining in the property of SCT, a.s., Most      44.0 million CZK

Total amount of the transferred property of SCT represents  774.9 million CZK.

The above property shall include:
SCT, a.s., Most investment into Teplarna Liberec, a.s. 350.0 million CZK Pay up of the outstanding debt of SCT, a.s. to
  Teplarna Liberec, a.s.                                     44.0 million CZK
Other property of SCT, a.s. to be transferred
  to Teplarna Liberec, a.s.                                 380.9 million CZK

(The above commitment shall be paid up with the period of 20 (twenty) years annually amounting to 19,045 CZK. The said installment will be increased within 5 (five) years by coefficient of annual inflation officially declared by the state. After the elapse of 5 (five) year period the system of installments will be updated).

Invested and transferred assets - recapitulation

The lump sum of the administered property                   818.9 million CZK
Non-transferred property                                     44.0 million CZK

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Total amount of invested and transferred property           774.9 million CZK


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Structure of invested and  transferred  assets is stated in the list of property dated September 8, 1994.

In compliance with the agreement concluded with the city of Liberec the following houses, constructions and lots of the below stated reference numbers recorded in the accounting records of SCT, a.s. Most dated September 8, 1994 shall not represent the subject of investment or transfer:

-    row family houses of OKAL type No.: 601-606
     Ref. No.: ZO600000455 - ZO600000464
-    residential building Slikova 137
     Ref. No.: ZO600000209
-    constructions related to the houses
     Ref. No.: ZO600000465 - ZO600000475 and ZO100001794
-    lots
     Ref. No.: ZO100002221 - ZO100002246, ZO100002672 - ZO100002676, ZO100002721
     - ZO100002724, ZO100002732, ZO600000605, ZO600000606 and ZO600000613.